
<ARTICLE> 9
<LEGEND>
This schedule contains summary financial information extracted from the financial statements for the twelve months ended December 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                          34,231
<INT-BEARING-DEPOSITS>                               0
<FED-FUNDS-SOLD>                                16,000
<TRADING-ASSETS>                                     0
<INVESTMENTS-HELD-FOR-SALE>                    123,172
<INVESTMENTS-CARRYING>                          26,507
<INVESTMENTS-MARKET>                            26,968
<LOANS>                                      1,370,943
<ALLOWANCE>                                     22,414
<TOTAL-ASSETS>                               1,613,405
<DEPOSITS>                                   1,107,555
<SHORT-TERM>                                   162,751
<LIABILITIES-OTHER>                             19,605
<LONG-TERM>                                    170,458
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           134
<OTHER-SE>                                     152,902
<TOTAL-LIABILITIES-AND-EQUITY>               1,613,405
<INTEREST-LOAN>                                117,371
<INTEREST-INVEST>                                9,264
<INTEREST-OTHER>                                   695
<INTEREST-TOTAL>                               127,330
<INTEREST-DEPOSIT>                              49,936
<INTEREST-EXPENSE>                              64,351
<INTEREST-INCOME-NET>                           62,979
<LOAN-LOSSES>                                   10,700
<SECURITIES-GAINS>                                 217
<EXPENSE-OTHER>                                 41,104
<INCOME-PRETAX>                                 29,180
<INCOME-PRE-EXTRAORDINARY>                      29,180
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    17,744
<EPS-PRIMARY>                                     1.40<F1>
<EPS-DILUTED>                                     1.36<F2>
<YIELD-ACTUAL>                                    4.36
<LOANS-NON>                                     18,432
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                 11,029
<ALLOWANCE-OPEN>                                18,768
<CHARGE-OFFS>                                    9,086
<RECOVERIES>                                     2,032
<ALLOWANCE-CLOSE>                               22,414
<ALLOWANCE-DOMESTIC>                                 0
<ALLOWANCE-FOREIGN>                                  0
<ALLOWANCE-UNALLOCATED>                          6,119

<F1>With the issuance of FAS128, Earnings Per Share, the number entered on this financial data schedule under the EPS-PRIMARY tag is actually basic earnings per share in accordance with the new guidelines. Previously filed financial data schedules have not been restated for FAS128. Basic earnings per share for 1996 and 1995 under FAS128 would have been $1.10 and $1.39, respectively. Diluted earnings per share for 1996 and 1995 under FAS128 would have been $1.06 and $1.34, respectively.
<F2>Both EPS tags are reflective of a six-for-five stock dividend paid
March 6, 1998 to shareholders of record as of February 19, 1998. Prior period EPS tags in previously filed financial data schedules have not been restated to reflect this dividend.

